UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OFFICE DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 11, 2008, Office Depot filed the following Current Report on Form 8-K.

_________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 11, 2008

Commission File Number 1-10948

OFFICE DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification Number)

2200 Old Germantown Road, Delray Beach,	33445
Florida
(Address of principal executive offices)	(Zip Code)

(561) 438-4800
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. OTHER EVENTS

     In April 2008, the Compensation Committee of the Board of Directors of Office Depot, Inc. affirmed its commitment to pay-for-performance and transparency in executive compensation by announcing its intention to do the following for compensation awards made after the current fiscal year which ends December 31, 2008:

  At least 50% of the equity awards to the “named executive officers” as defined in the SEC rules will be performance-based equity awards that are earned or paid out based on the achievement of reasonable performance targets. The details of the performance criteria and the hurdle rates associated with the performance targets will be disclosed in the proxy statement for the annual meeting of stockholders. From this disclosure, stockholders will know the minimum level of performance required for any such performance-based equity grants to be earned or paid out.
  With respect to named executives officers’ annual cash bonus program and/or long- term incentive cash plan, the qualitative and quantitative performance criteria and hurdle rates used to determine the payouts of the cash program will be disclosed in the proxy statement for the annual meeting of stockholders. From this disclosure, stockholders will know the minimum level of performance required for any cash bonus to be paid to a named executive officer, as well as the maximum cash bonus payable to a named executive officer for superior performance.

*        *        *        *        *

     Important Information: In connection with the solicitation of proxies, Office Depot filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement dated March 14, 2008 (as supplemented by proxy supplement no. 1 dated March 24, 2008, the “Proxy Statement”). The Proxy Statement contains important information about Office Depot and the 2008 annual stockholders meeting. Office Depot’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Office Depot by contacting Investor Relations in writing at Office Depot at 2200 Old Germantown Road, Delray Beach, FL; or by phone at 561-438-3657; or by email at brian.turcotte@officedepot.com. The Proxy Statement is also available on Office Depot’s website at www.officedepot.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact MacKenzie Partners, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free (800) 322-2885 or collect (212) 929-5500, or by email at officedepotproxy@mackenziepartners.com.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

By: Elisa D. Garcia C.

Date: April 11, 2008	/s/ Elisa D. Garcia C.

Executive Vice President, General Counsel
and Corporate Secretary